UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 27, 2020 (Date of earliest event reported)
BROADVISION, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-34205	94-3184303
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 Seaport Ct, Suite 102, Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

(650) 331-1000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	BVSN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 1.03 below with respect to the Restructuring Support Agreement (as defined below) is incorporated herein by reference.

Item 1.03 Entry into Restructuring Support Agreement

On March 27, 2020, the Company entered into a Restructuring Support Agreement (the “Restructuring Support Agreement”) with ESW Capital, LLC, a major shareholder of the Company (“ESW” or the “Plan Sponsor”), and other major shareholders of the Company, including Dr. Pehong Chen and Honu Holdings, LLC (collectively, the “Shareholders”).  Among other things, the Restructuring Support Agreement provides that the Plan Sponsor and the Shareholders will support the Company’s restructuring efforts as set forth in, and subject to the terms and conditions of, the Restructuring Support Agreement.  The Restructuring Support Agreement also provides that the, upon the occurrence of the effective date of the Plan, ESW will sponsor and fund the Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for BroadVision, Inc.(the “Plan”), which will provide for the full payment of all allowed administrative, legal costs, and secured (if any) and unsecured liabilities (including those of employees and vendors).  Additionally, holders of the Company’s common stock (other than ESW) are expected to receive $4.375 per common share (assuming 5,142,333 shares are outstanding), plus each of their pro rata share of the Company’s cash on hand as of the effective date of the Plan (including proceeds from the sale of a block of IP addressed owned by the Company) following the payment of certain case-related costs and expenses.    Under the Plan, ESW will acquire 100% of the equity interests of the reorganized Company, free and clear of any options, liens, or other claims.

The foregoing description of the Restructuring Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Restructuring Support Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

On March 27, 2020, the Company issued a press release announcing that the Company had entered into the Restructuring Support Agreement in anticipation of filing a petition to initiate the chapter 11 case in the United States Bankruptcy Court for the District of Delaware.   A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

* * * * *

Cautionary Information Regarding Trading in the Company’s Securities.

The Company’s securityholders are cautioned that trading in the Company’s securities during the pendency of the Chapter 11 Case is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 Case,  and the effectiveness of the Plan is subject to numerous conditions, including approval by the Bankruptcy Court. As noted, the transaction specified in the Restructuring Support Agreement contemplates that existing equity interests in the Company would be cancelled and that the holders thereof will neither receive nor retain any property on account thereof. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which are based on the Company’s current expectations, estimates, and projections about the businesses and prospects of the Company and its subsidiaries, as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict.

Item 9.01   Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
10.1*	Restructuring Support Agreement, dated March 27, 2020 by and between the Company, the Plan Sponsor, and other major shareholders of the Company, including Dr. Pehong Chen and Honu Holdings, LLC
99.1	Press Release, dated March 27, 2020 ET

______________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BroadVision, Inc.

Date: March 27, 2020	/s/ ______________________________
Dr. Pehong Chen
President, Chief Executive Officer, Interim Chief Financial Officer